                                                                     EXHIBIT 12
                                                                     Page 1 of 2
Union Planters Corporation
Computation of Ratio of Earnings to Combined
 Fixed Charges & Preferred Stock Dividends
 (Fixed Charges Without Deposit Interest)



                                                                         Years Ended December 31,
                                              --------------------------------------------------------------------------
                                                  1996             1995           1994           1993            1992
                                              --------------------------------------------------------------------------
                                                                           (Dollars in thousands)
Earnings before Income Taxes,
 Extraordinary Item & Accounting Changes      $    204,264      $  259,404      $ 145,597       $ 165,504      $ 106,012
Add:
 Interest Expense & Amortization
    of Debt Issuance Costs                         124,783          92,622         67,204          36,187         29,826
 Portion of Operating Lease Rents
  Representative of the Interest Factor              3,682           4,391          3,699           4,224          3,432
                                              ------------      ----------      ---------       ---------      ---------
Earnings As Adjusted                          $    332,729      $  356,417      $ 216,500       $ 205,915      $ 139,270
                                              ============      ==========      =========       =========      =========


Preferred Dividend Requirements               $      6,944      $    8,613      $   9,898       $   9,813      $   6,883
Ratio of Earnings before Income
 Taxes to Net Earnings (1)                             153%            150%           145%            145%           135%
                                              ------------      ----------      ---------       ---------      ---------
Preferred Dividend Factor                           10,624          12,920         14,352          14,229          9,292
                                              ------------      ----------      ---------       ---------      ---------
Fixed Charges:
Interest on Short-term borrowings                   54,739          34,068         28,277           8,203          9,086
Interest on FHLB Advances & other
 Long-term Debt                                     70,044          58,554         38,927          27,984         20,740
                                              ------------      ----------      ---------       ---------      ---------
  Total Interest Expense & Amortization
   of Debt Issuance Costs                          124,783          92,622         67,204          36,187         29,826
                                              ------------      ----------      ---------       ---------      ---------

Capitalized Interest Expense                             0               0              0               0              0
Portion of Operating Lease Rents
 Representative of the Interest
 Factor                                              3,682           4,391          3,699           4,224          3,432
                                              ------------      ----------      ---------       ---------      ---------
Combined Fixed Charges &
 Preferred Stock Dividends                    $    139,089      $  109,933      $  85,255       $  54,640      $  42,550
                                              ============      ==========      =========       =========      =========

Ratio of Earnings to Combined
 Fixed Charges & Preferred Stock
 Dividends (2)                                        2.39 x          3.24 x         2.54 x          3.77 x         3.27 x
                                              ============      ==========      =========       =========      =========


(1) Represents earnings before income taxes divided by earnings before extraordinary item and accounting changes which adjusts preferred stock dividends to a pretax basis.
(2) For the purpose of computing these ratios, earnings represent earnings before income taxes, extraordinary item and accounting changes, preferred dividend factor and fixed charges. Fixed charges represent the preferred dividend factor, interest expense (exclusive of interest on deposits in one case and inclusive of interest in the other), capitalized interest expense, amortization of debt issuance costs and one-third (the portion deemed representative of the interest factor) of all operating rents.

                                                                      EXHIBIT 12
                                                                     Page 2 of 2

Union Planters Corporation
Computation of Ratio of Earnings to Combined
 Fixed Charges & Preferred Stock Dividends
 (Fixed Charges With Deposit Interest)

                                                                             Years Ended December 31,
                                                    -----------------------------------------------------------------------
                                                       1996           1995           1994          1993           1992
                                                    -----------------------------------------------------------------------
                                                                                 (Dollars in thousands)
Earnings before Income Taxes,
 Extraordinary Item & Accounting Changes             $204,264      $259,404       $145,597       $165,504       $106,012
Add:
 Interest Expense & Amortization
    of Debt Issuance Costs                            574,647       515,286        384,925        334,499        345,465
 Portion of Operating Lease Rents
  Representative of the Interest Factor                 3,682         4,391          3,699          4,224          3,432
                                                      -------       -------        -------        -------        -------
Earnings As Adjusted                                 $782,593      $779,081       $534,221       $504,227       $454,909
                                                      =======       =======        =======        =======        =======

Preferred Dividend Requirements                      $  6,944      $  8,613       $  9,898       $  9,813       $  6,883
Ratio of Earnings before Income
 Taxes to Net Earnings (1)                                153%          150%           145%           145%           135%
                                                      -------       -------        -------        -------        -------
Preferred Dividend Factor                              10,624        12,920         14,352         14,229          9,292
                                                      -------       -------        -------        -------        -------
Fixed Charges:
Deposits                                              449,864       422,664        317,721        298,312        315,639
Interest on Short-term borrowings                      54,739        34,068         28,277          8,203          9,086
Interest on FHLB Advances & other                                                                  27,984
 Long-term Debt                                        70,044        58,554         38,927         14,291         20,740
                                                      -------       -------        -------        -------        -------

  Total Interest Expense & Amortization
   of Debt Issuance Costs                             574,647       515,286        384,925        348,790        345,465
                                                      -------       -------        -------        -------        -------

Capitalized Interest Expense                                0             0              0              0              0
Portion of Operating Lease Rents
 Representative of the Interest
 Factor                                                 3,682         4,391          3,699          4,224          3,432
                                                      -------       -------        -------        -------        -------
Combined Fixed Charges &
 Preferred Stock Dividends                           $588,953      $532,597       $402,976       $367,243       $358,189
                                                      =======       =======        =======        =======        =======
Ratio of Earnings to Combined
 Fixed Charges & Preferred Stock
 Dividends (2)                                           1.33 x        1.46 x         1.33 x         1.37 x         1.27 x
                                                      =======       =======        =======        =======        =======


(1) Represents earnings before income taxes divided by earnings before extraordinary item and accounting changes which adjusts preferred stock dividends to a pretax basis.

(2) For the purpose of computing these ratios, earnings represent earnings before income taxes, extraordinary item and accounting changes, preferred dividend factor and fixed charges. Fixed charges represent the preferred dividend factor, interest expense (exclusive of interest on deposits in one case and inclusive of interest in the other), capitalized interest expense, amortization of debt issuance costs and one-third (the portion deemed representative of the interest factor) of all operating rents.